UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
 Securities Exchange Act of 1934
(Amendment No. __)

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Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 240.14a-12

COPSYNC, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COPSYNC, INC.
2010 FM 2673
Canyon Lake, Texas  78133
(830) 964-3838

__________, 2009

Dear Stockholder:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Copsync, Inc., which will be held at the Texas Sage Convention Room, T Bar M Resort and Conference Center, 2549 Highway 46 W., New Braunfels, Texas  78132, on Monday, June 22, 2009.  The 2009 Annual Meeting of Stockholders will begin promptly at 6:00 p.m. local time.

The accompanying notice of annual meeting and proxy statement, which you are urged to read carefully, provide important information regarding the business to be conducted at the Annual Meeting.

Your Board of Directors recommends a vote “FOR” all of the proposals and director nominees.

You are requested to complete, date and sign the enclosed proxy card and promptly return it in the enclosed envelope, whether or not you plan to attend the Annual Meeting.  If you do attend the meeting, you may vote in person even if you have submitted a proxy card. REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED.  If you hold your shares in “street name” (that is, through a broker, bank or other nominee), please review the instructions on the proxy forwarded by your broker, bank or other nominee regarding the option, if any, to vote on the Internet or by telephone.  If you plan to attend the meeting in person, please remember to bring a form of personal identification with you and, if you are acting as a proxy for another stockholder, please bring written confirmation from the record owner that you are acting as a proxy.

On behalf of the Board of Directors, I thank you for your support and continued interest in Copsync.

Sincerely,

Russell D. Chaney
CHAIRMAN OF THE BOARD OF DIRECTORS AND
CHIEF EXECUTIVE OFFICER

COPSYNC, INC.
2010 FM 2673
Canyon Lake, Texas  78133
(830) 964-3838

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MONDAY, JUNE 22, 2009

This notice of annual meeting and proxy statement and proxy are first being mailed to stockholders on or about ________, 2009

Time and Date	6:00 p.m., local time, on Monday, June 22, 2009
Place	Texas Sage Convention Room, T Bar M Resort and Conference Center, 2549 Highway 46 W., New Braunfels, Texas 78132
Items of Business
(1)  To elect two directors to serve on the Board of Directors until the 2010 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

(2)  To approve the adoption of the 2009 Stock Incentive Plan;

(3)  To approve an Amended and Restated Certificate of Incorporation;

(4)  To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Adjournments and Postponements
Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you are a Copsync stockholder as of the close of business on April 30, 2009, the Record Date.
Meeting Admission
You are entitled to attend the Annual Meeting only if you are a Copsync stockholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting.  You should be prepared to present photo identification for admittance.  If you are not a stockholder of record, but hold shares through a broker, bank or other nominee (i.e., street name), you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to April 30, 2009, a copy of the proxy card provided by your broker, bank or nominee, or other similar evidence of ownership.  If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the Annual Meeting.

List of Stockholders Entitled to Vote
A list of our stockholders entitled to vote at the Annual Meeting will be open for the examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for a period of ten days before the Annual Meeting at our offices at 2010 FM 2673, Canyon Lake, Texas  78133.

Voting
YOUR VOTE IS VERY IMPORTANT TO US.  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE.  YOU MAY SUBMIT YOUR PROXY FOR THE ANNUAL MEETING BY COMPLETING, SIGNING, DATING AND RETURNING YOUR PROXY IN THE PRE-ADDRESSED ENVELOPE PROVIDED, OR IN SOME CASES, BY USING THE TELEPHONE OR INTERNET. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE SECTION ENTITLED QUESTIONS AND ANSWERS BEGINNING ON PAGE 1 OF THIS PROXY STATEMENT OR THE INFORMATION PROVIDED TO YOU BY YOUR BROKER, BANK OR OTHER NOMINEE.

EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.  PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME.

                    By Order of the Board of Directors

                    J. Shane Rapp
                    President and Corporate Secretary
                    Canyon Lake, Texas
                    ________, 2009

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

Although we encourage you to read the proxy statement in its entirety, we include these Questions and Answers to provide background information and brief answers to several questions that you may have about the proxy materials.

Q:           Why am I receiving these materials?

A:           Our Board of Directors is providing these proxy materials to you in connection with our Annual Meeting of Stockholders, which will take place on Monday, June 22, 2009.  Stockholders are invited to attend the Annual Meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

Q:           What information is contained in this proxy statement?

A:           The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, information regarding compensation of our directors and most highly paid executive officers in the most recent year, and certain other required information.

Q:           What proposals will be voted on at the Annual Meeting?

A:           The proposals scheduled to be voted on at the Annual Meeting are:

(1)	To elect two directors to serve on the Board of Directors until the 2010 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

(2)	To approve the adoption of the 2009 Stock Incentive Plan; and

(3)	To approve an Amended and Restated Certificate of Incorporation.

We will also consider any other business that properly comes before the Annual Meeting.

Q:           How does the Board of Directors recommend that I vote?

A:           Our Board of Directors recommends that you vote your shares “FOR” each of the nominees to the Board of Directors, “FOR” the approval of the Amended and Restated Certificate of Incorporation and “FOR” the approval of the adoption of the 2009 Stock Incentive Plan.

Q:           What shares owned by me can I vote?

A:           Each share of our common stock issued and outstanding as of the close of business on April 30, 2009, the Record Date, is entitled to be voted for all proposals being voted upon at the Annual Meeting.  You may cast one vote per share of common stock held by you as of the Record Date.  These shares include shares that are (1) held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, bank or other nominee.  As of March 31, 2009, we had 120,323,000 shares of common stock issued and outstanding.

Q:           What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:           Many of our stockholders hold their shares through a broker, bank or other nominee, rather than directly in their own name.  As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Nevada Agency & Trust Company, you are considered with respect to those shares the stockholder of record, and we sent these proxy materials directly to you.  As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.  We have enclosed a proxy card for you to use.

Beneficial Owner

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record with respect to those shares.  As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting.  However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy from the broker, bank, or nominee that holds your shares giving you the right to vote the shares at the Annual Meeting.  Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee on how to vote your shares.  You may also be able to vote your shares by Internet or telephone as described below under “How can I vote my shares without attending the Annual Meeting?”

Q:           How can I attend the Annual Meeting?

A:           You are entitled to attend the Annual Meeting only if you are a Copsync stockholder as of the close of business on April 30, 2009, the Record Date, or you hold a valid proxy for the Annual Meeting.  You should be prepared to present photo identification for admittance.  If you are not a stockholder of record, but hold the shares through a broker, bank or nominee (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement prior to April 30, 2009, a copy of the voting instruction card provided by your broker, bank or nominee, or other similar evidence of ownership.  If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the Annual Meeting.

Q:           How can I vote my shares in person at the Annual Meeting?

A:           Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting.  Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from your broker, bank or nominee that holds your shares giving you the right to vote the shares.  Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:           How can I vote my shares without attending the Annual Meeting?

A:           Whether you hold your shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting.  If you are a stockholder of record, you may vote by submitting a proxy.  If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or nominee.  For directions on how to vote, please refer to the instructions below and those included on your proxy card, or for shares held beneficially in street name, you may vote by submitting voting instructions to your broker, bank or nominee.

By Mail – Our stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-paid, pre-addressed envelope.  Our stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction card provided by their broker, bank or nominee and mailing them in the accompanying pre-addressed envelope.

By Internet – Most of our stockholders who hold shares beneficially in street name may vote by accessing the website specified on the voting instruction cards provided by their brokers, banks or nominees.  Please check the voting instruction card for Internet voting availability.

By Telephone – Most of our stockholders who hold shares beneficially in street name may vote by phone by calling the number specified on the voting instruction cards provided by their brokers, banks or nominees.  Please check the voting instruction card for telephone voting availability.

Q:           May I change my vote?

A:           You may change your vote at any time prior to the vote at the Annual Meeting.  If you are the stockholder of record, you may change your vote by granting a new proxy card bearing a later date (which automatically revokes the earlier proxy), by providing written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank or nominee, or, if you have obtained a legal proxy from your broker, bank or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q:           Is my vote confidential?

A:           We handle proxy instructions, ballots and voting tabulations that identify individual stockholders in a manner that protects your voting privacy.  Your vote will not be disclosed either within Copsync or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation.  If a stockholder submits a proxy card with a written comment, then that proxy card will be forwarded to our management.

Q:           How many shares must be present or represented to conduct business at the Annual Meeting?

A:           The quorum requirement for holding the Annual Meeting and for transacting business is that the holders of at least a majority of shares of our common stock entitled to vote must be present in person or represented by proxy.  Both abstentions and broker non-votes are counted for the purposes of determining the presence of a quorum.

Q:           How are votes counted?

A:           For the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” for one or more of the nominees.  For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.”  If you “ABSTAIN,” the abstention has the same effect as a vote “AGAINST” the proposal.  If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items.  If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors.

Q:           Who will count the vote?

A:           A representative of our transfer agent, Nevada Agency & Transfer Company, will tabulate the votes up until the morning of the meeting.  At the meeting, our inspector of elections will tabulate the votes.

Q:           Who will serve as inspector of elections?

A:           J. Shane Rapp, our Corporate Secretary, will serve as our inspector of elections.

Q:           What is the voting requirement to approve each of the proposals?

A:           For the election of directors, the two persons receiving a plurality of “FOR” votes at the Annual Meeting will be elected.  The proposal for the adoption of the 2009 Stock Incentive Plan requires the affirmative “FOR” vote of a majority of the shares of our common stock entitled to vote on that proposal at the Annual Meeting.  The proposal for the adoption of the Amended and Restated Certificate of Incorporation requires the affirmative “FOR” vote of a majority of the outstanding shares of our common stock entitled to vote on that proposal at the Annual Meeting.  If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.”  Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.  In tabulating the voting results for any particular proposal, other than for approval of the Amended and Restated Certificate of Incorporation, shares that constitute broker non-votes are not considered entitled to vote on that proposal.  Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, other than for approval of the Amended and Restated Certificate of Incorporation, assuming a quorum is obtained.  In tabulating the voting results for the proposal for approval of the Amended and Restated Certificate of Incorporation, shares that constitute broker non-votes have the same effect as votes against the matter.  Abstentions have the same effect as votes against the matter.

Q:           What happens if additional proposals are presented at the Annual Meeting?

A:           Other than the three proposals described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting.  If you grant a proxy, the persons named as proxy holders, Russell D. Chaney and J. Shane Rapp, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.  If for any unforeseen reason, any of our director nominees are not available to serve as a director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be recommended by our Board of Directors.

Q:           What should I do if I receive more than one set of voting materials?

A:           You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards.  For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares.  If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.  Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:           Who will bear the costs of soliciting votes for the Annual Meeting?

A:           Our Board of Directors is making this solicitation and we will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes.  In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.

Q:           Where can I find the results of the Annual Meeting?

A:           We will announce preliminary voting results at the Annual Meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of our fiscal year 2009.

Q:           Where can I obtain a copy of Copsync’s Annual Report on Form 10-K for the year ended December 31, 2008?

A:           A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 is enclosed with this proxy statement.

Q:           What if I share an address with another stockholder?

A:           In some instances, we may deliver only one copy of this proxy statement and its attachments to multiple stockholders sharing a common address.  If requested by phone or in writing, we will promptly provide a separate copy of the proxy statement and its attachments to a stockholder sharing an address with another stockholder.  Requests by phone should be directed to J. Shane Rapp, our Corporate Secretary, at (830) 964-3838, and requests in writing should be sent to Copsync, Inc., Attention: Corporate Secretary, 2010 FM 2673, Canyon Lake, Texas 78133.  Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the address above.

Q:           What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?

A:           You may submit proposals, including director nominations, for consideration at future stockholder meetings.  We expect to hold our 2010 Annual Meeting of Stockholders in or around June 2010.  Our stockholders may submit proposals that they believe should be voted upon at the 2010 Annual Meeting consistent with regulations of the Securities and Exchange Commission and our bylaws.

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in our 2010 proxy statement.  Any such stockholder proposals must be submitted in writing to and received by our Corporate Secretary at 2010 FM 2673, Canyon Lake, Texas  78133 no later than January ___, 2010.  The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

Stockholders interested in submitting a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable federal securities laws and the our bylaws, as applicable.

Q:           Do I have any appraisal rights under the General Corporation Law of the State of Delaware?

A:           Under the General Corporation Law of the State of Delaware, you do not have any appraisal rights in connection with the proposals upon which a vote is scheduled to be taken at this Annual Meeting of Stockholders.

COPSYNC, INC.
2010 FM 2673
CANYON LAKE, TEXAS  78133

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
MONDAY, JUNE 22, 2009

PROPOSAL 1

ELECTION OF DIRECTORS

Our bylaws provide that our Board of Directors shall consist of at least one person, unless otherwise determined by vote of a majority of our Board of Directors.  Currently, our Board of Directors has set the number of directors at two directors by resolution.  At our Annual Meeting, two directors will be elected to serve until the 2010 Annual Meeting of Stockholders, which is expected to be held in June 2010.  Our Board of Directors' nominees for election are set forth below.

In connection with our acquisition of 100% of the ownership interests in PostInk Technology, LP during April 2008, we entered into an acquisition agreement in which Russell Chaney and Shane Rapp were appointed as members of our Board of Directors and our then existing director resigned.

Q:           What is the vote required to approve Proposal 1?

A:           Directors will be elected by a plurality vote.  Unless otherwise instructed on the proxy, properly executed proxies will be voted for the election of all of the director nominees set forth below.  Our Board of Directors believes that all such nominees will stand for election and will serve if elected.  However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board of Directors may recommend.

Q:           How does the Board of Directors recommend I vote?

A:           Our Board of Directors unanimously recommends a vote “FOR” the director nominees listed below.

Q:           What information is provided with respect to nominees to the Board of Directors?

A:           The following table sets forth information regarding the nominees to our Board of Directors:

Name	Age	Position	Year First Elected Director
Russell D. Chaney	47	Chairman of the Board of Directors and Chief Executive Officer	2008
J. Shane Rapp	33	President, Corporate Secretary and Director	2008
Q:           What is the business experience of the nominees for election to our Board of Directors?

A:           The business experience of our nominees for election to our Board of Directors is as follows:

Russell D. Chaney has served as our Chairman of the Board and Chief Executive Officer since April 2008.  Mr. Chaney also currently serves as our Chief Financial Officer.  Prior to joining us, Mr. Chaney served as co-founder and Chief Executive Officer of PostInk Technology, LP from March 2003 until April 2008.  Prior to founding PostInk Technology, Mr. Chaney worked with eBay, Inc. from March 2003 until March 2004, serving the eBay Motors and CARad.com division, as well as Dean of Education for the eBay Motors University.  Before joining eBay, Mr. Chaney served as co-founder and Chief Executive Officer of CARad.com until its acquisition by eBay in March 2003.  From 1997 to 2000, Mr. Chaney worked with Collins Industries, Inc., serving as a Regional Business Development Manager for the Wheeled Coach Ambulance Manufacturing Division.  Mr. Chaney started his career in Public Safety in 1983 as a volunteer Emergency Medical Technician with the Canyon Lake Volunteer Fire and EMS.  Mr. Chaney completed his law enforcement training with San Antonio College in 1989 and immediately began serving as a Deputy Constable, where he continues to serve currently.  Mr. Chaney received a Bachelor of Science Degree - Criminal Justice from Southwest Texas State University.

J. Shane Rapp has served as our President and Corporate Secretary since April 2008.  Prior to joining us, Mr. Rapp served as co-founder and President of PostInk Technology, LP from March 2003 until April 2008.  Prior to joining PostInk Technology, Mr. Rapp served as co-founder and President of CARad.com from January 2000 until March 2003, where he managed CARad.com's Texas office and its employees.  After CARad.com was acquired by eBay, Inc. in March 2003, Mr. Rapp served eBay's Automobile Dealers and Software Developers as an instrumental liaison.  Mr. Rapp graduated from the San Antonio Police Academy in 1997.  He then began serving as a Deputy Constable for Comal County, Texas.  Mr. Rapp furthered his law enforcement education by obtaining a Texas Communications Officers Certification and a Texas Communications Officers Supervisors Certification.  In 2004, Mr. Rapp was elected to the position of Constable for Precinct #4 in Comal County, Texas.  Mr. Rapp continues to serve in that position.

Q:           How are the Board of Directors elected and how many meetings were held in fiscal 2008?

A:           Each member of our Board of Directors will be elected at the Annual Meeting of Stockholders and will serve until the next Annual Meeting of Stockholders and until a successor has been elected and qualified, or their earlier death, resignation or removal.  Vacancies on our Board of Directors are filled by a majority vote of the remaining members of our Board of Directors.  Our Board of Directors manages us through meetings of the entire board.  During fiscal 2008, our Board of Directors did not have any meetings and took action by written consent nine times.  Since we held no meetings, no incumbent member of our Board of Directors who served as a director in 2008 attended in person or via teleconference less than 75% of all the meetings of our Board of Directors during 2008.  Of the incumbent members of our Board of Directors, Messrs. Chaney and Rapp served as directors only after April 2008.  Although we do not have a formal policy regarding attendance at our Annual Meeting of Stockholders, we attempt to accommodate the schedules of each member of our Board of Directors in choosing a date for such meeting and our annual meeting of our Board of Directors.  In 2008, we did not have an Annual Meeting of Stockholders or an annual meeting of our Board of Directors.

Q:           What committees does the Board of Directors have?

A:           Our Board of Directors does not have any committees at this time.

Q:           How are members of the Board of Directors compensated for their service?

A:           Since we do not have any non-employee directors, the members of our Board of Directors do not receive any separate compensation for their service on our Board of Directors.

Q:           Has our Board of Directors adopted a code of ethics?

A:           We have not adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  We expect to prepare and adopt such a code of ethics in the second quarter of 2009.

Q:           Does our Board of Directors have a process for our stockholders to communicate with its members?

A:           At the present time, our Board of Directors has not adopted a formal policy setting forth a process by which our stockholders may communicate with our directors.  However, any communications directed to members of our Board of Directors will be given due consideration and will be handled in accordance with their duties as members of our Board of Directors, their principal responsibilities as members of the various committees, our bylaws and all applicable rules and regulations relating to communications with our stockholders.

PROPOSAL 2

APPROVAL AND ADOPTION OF THE 2009 STOCK INCENTIVE PLAN

On May 15, 2009, our Board of Directors adopted the Copsync, Inc. 2009 Stock Incentive Plan, subject to stockholder approval at the Annual Meeting of Stockholders.  We are asking you to approve the adoption of the 2009 Stock Incentive Plan and the reservation of a total of 10,000,000 shares for issuance thereunder.  The proposed 2009 Stock Incentive Plan provides for an award of options, whether nonqualified or incentive, and restricted common stock.

Our Board of Directors has concluded that the adoption of the 2009 Stock Incentive Plan is in our best interest and the interests of our stockholders.  The 2009 Stock Incentive Plan enhances our ability to attract and retain qualified officers, employees, directors and consultants.

Q:           What is the vote required to approve Proposal 2?

A:           The affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting is required to approve and adopt the 2009 Stock Incentive Plan.  Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of approving and adopting the 2009 Stock Incentive Plan.

Q:           How does the Board of Directors recommend I vote?

A:           Our Board of Directors unanimously recommends a vote “FOR” the approval and adoption of the 2009 Stock Incentive Plan.

Q:           What is a general description of the principal terms of the 2009 Stock Incentive Plan?

A:           A general description of the principal terms of the 2009 Stock Incentive Plan is set forth below.  However, this summary does not purport to be a complete description of all of the provisions of the 2009 Stock Incentive Plan, as proposed to be adopted, which is attached to this proxy statement as Appendix A.

General.  The purpose of the 2009 Stock Incentive Plan is to enhance our ability to attract and retain officers, employees, directors and consultants of outstanding ability and to provide selected officers, employees, directors and consultants with an interest in us parallel to that of our stockholders.  The 2009 Stock Incentive Plan provides for the award of options, whether nonqualified or incentive, and restricted common stock to our officers, employees, directors and consultants, as well as those officers, employees, directors and consultants of our subsidiaries.

Number of Shares.  A total of 10,000,000 shares of our common stock have been reserved for issuance pursuant to the 2009 Stock Incentive Plan.  The shares reserved for issuance under the 2009 Stock Incentive Plan will be proportionately adjusted upon the occurrence of certain events, such as a stock dividend, stock split, merger, consolidation or other event requiring adjustment, as set forth in the 2009 Stock Incentive Plan.

Administration.  Our Board of Directors will administer the 2009 Stock Incentive Plan until such time as we can form a committee comprised of non-employee directors within the meaning of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, and outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Eligibility.  Our Board of Directors may from time to time grant awards under the 2009 Stock Incentive Plan to our officers, employees, directors and consultants, as well as those officers, employees, directors and consultants of our subsidiaries.  However, only employees may receive incentive stock options.  The Board of Directors has the authority to approve the selection of participants in the 2009 Stock Incentive Plan, the number of shares subject to awards, the terms and conditions of any awards and the interpretation of the 2009 Stock Incentive Plan and awards.

Options.  The exercise price for all options granted under the 2009 Stock Incentive Plan is determined by our Board of Directors, but the exercise price of any incentive stock options granted under the 2009 Stock Incentive Plan must be at least equal to the fair market value of our common stock on the date of grant.  Our Board of Directors determines all of the terms and conditions for the grant of the options.  After termination of employment, an optionee may exercise a vested option for the period of time stated in the option agreement.

Other Types of Awards.  As discussed previously, our Board of Directors has the ability under the 2009 Stock Incentive Plan to grant awards of restricted common stock as well as options.  Our Board of Directors has the authority and discretion to grant these awards upon terms and conditions that are consistent with those of the 2009 Stock Incentive Plan.

Transferability.  The 2009 Stock Incentive Plan generally does not allow for the transfer of an award other than by will or the laws of descent and distribution pursuant to approved beneficiary designation procedures.  Only a participant may exercise an option during his or her lifetime, subject to certain exceptions for beneficiaries.

Change in Control.  The 2009 Stock Incentive Plan provides that our Board of Directors may, in its discretion, provide in any award agreement that, in the event of a change in control, all unvested options granted under that agreement will automatically vest and become exercisable and all restrictions or performance conditions on awards of restricted stock will automatically lapse.

Amendment of the Stock Incentive Plan.  Our Board of Directors has the authority to amend, suspend or terminate the 2009 Stock Incentive Plan, provided it does not adversely affect any award previously granted under the 2009 Stock Incentive Plan without the affected award holder’s consent.  Some amendments to the plan must be made subject to stockholder approval to comply with any applicable law, regulation or stock exchange rule.

Q:           What are the federal income tax consequences of options granted under the 2009 Stock Incentive Plan under the federal tax laws currently in effect?

A:           The following is a brief summary of certain federal income tax aspects of awards of options to our employees under the 2009 Stock Incentive Plan, if adopted, and otherwise based upon the federal income tax laws in effect on the date hereof.  This summary is not intended to be exhaustive and does not describe state or local tax consequences.

An optionee will not realize taxable income upon the grant of an incentive stock option, or ISO.  In addition, an optionee will not realize taxable income upon the exercise of an ISO, provided that such exercise occurs no later than three months after the optionee's termination of employment with us (one year in the event of a termination on account of death or disability).  However, an optionee's alternative minimum taxable income will be increased by the amount that the fair market value of the shares acquired upon exercise of an ISO, generally determined as of the date of exercise, exceeds the exercise price of the option.  If an optionee sells the shares of common stock acquired upon exercise of an ISO, the tax consequences of the disposition depend upon whether the disposition is qualifying or disqualifying.  The disposition of the shares is qualifying if made more than two years after the date of the ISO was granted and more than one year after the date the ISO was exercised.  If the disposition of the shares is qualifying, any excess of the sale price of the shares over the exercise price of the ISO would be treated as long-term capital gain taxable to the option holder at the time of the sale. If the disposition is not qualifying, i.e., a disqualifying disposition, the optionee will recognize ordinary compensation income in an amount equal to the lesser of the difference between (a) the exercise price and the fair market value of the shares on the date of exercise or (b) the exercise price and the sales proceeds.  Any remaining gain or loss will be treated as a capital gain or loss.  Unless an optionee engages in a disqualifying disposition, we will not be entitled to a deduction with respect to an ISO.  However, if an optionee engages in a disqualifying disposition, we generally will be entitled to a deduction in the same amount and at the same time as compensation income is taxable to the optionee.

An optionee will not realize taxable income upon the grant of a nonqualified stock option, or NQSO.  However, when the optionee exercises the NQSO, the difference between the exercise price of the NQSO and the fair market value of the shares acquired upon exercise of the NQSO on the date of exercise is ordinary compensation income taxable to the optionee.  We generally will be entitled to a deduction in the same amount and at the same time as compensation income is taxable to the optionee.

Q:           If Proposal 2 is approved, what benefits from the new 2009 Stock Incentive Plan would management receive?

A:           As of the Record Date, there were no outstanding options to purchase shares of our common stock under the 2009 Stock Incentive Plan.  Because awards under the 2009 Stock Incentive Plan are at the discretion of our Board of Directors, the benefits that will be awarded under the plan to persons are not currently determinable.  The following table shows as to each of the named executive officers, as to all executive officers as a group, as to all directors who are not executive officers as a group and as to all other employees as a group, as of the Record Date, the aggregate number of shares of our common stock subject to options granted under the 2009 Stock Incentive Plan and the weighted average per share exercise price of the options shown.  As of the Record Date, the market value of a share of our common stock, based on the closing price for such stock on the Over-the-Counter Bulletin Board, was $0.74.

New Plan Benefits
2009 Stock Incentive Plan

Name	Number of Stock Options Outstanding	Average Exercise Price Per Share
Russell D. Chaney	---	---
J. Shane Rapp	---	---
All current executive officers as a group (2 persons)	---	---
All current directors who are not executive officers as a group (0 persons)	---	---
All other employees as a group (0 persons)	---	---

PROPOSAL 3

APPROVAL OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

On May 15, 2009, our Board of Directors unanimously approved, subject to stockholder approval at the Annual Meeting of Stockholders, an Amended and Restated Certificate of Incorporation, which amends and restates our existing Certificate of Incorporation.  The form of the Amended and Restated Certificate of Incorporation is attached to this proxy statement as Appendix B.  The Amended and Restated Certificate of Incorporation amends our existing Certificate of Incorporation to (i) establish the relative terms and provisions of our common stock and our Series A Preferred Stock, and (ii) add several standard provisions, including without limitation provisions giving our Board of Directors the ability to adopt, amend and repeal our bylaws, limiting the personal liability of members of our Board of Directors and providing for indemnification of our directors, officers, employees and agents.

Q:           What is the vote required to approve Proposal 3?

A:           The affirmative vote of a majority of our outstanding shares of our common stock is required to approve and approval the Amended and Restated Certificate of Incorporation.  Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of approving and adopting the Amended and Restated Certificate of Incorporation.

Q:           How does the Board of Directors recommend I vote?

A:           Our Board of Directors unanimously recommends a vote “FOR” the approval of the Amended and Restated Certificate of Incorporation.

Q:           If approved, when will the Amended and Restated Certificate of incorporation become effective?

A:           The effective time of the Amended and Restated Certificate of Incorporation will be at the time that the Amended and Restated Certificate of Amendment is filed with the Secretary of State of the State of Delaware, and such filing is accepted by the Secretary of State.  We expect that such filing will take place on June 23, 2009.  However, the exact timing of the filing of the Amended and Restated Certificate of Incorporation, if any, will be determined by our Board of Directors.  Our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to elect not to proceed with filing the Amended and Restated Certificate of Incorporation if, at any time prior to filing the Amended and Restated Certificate of Incorporation, our Board of Directors, in its sole discretion, determines that it is no longer in our best interests or the best interests of our stockholders.

Q:           What is a general description of the principal reasons for the approval of the Amended and Restated Certificate of Incorporation?

A:           A general description of the principal reasons for the approval of the Amended and Restated Certificate of Incorporation is set forth below.  However, this summary does not purport to be a complete description of all of the provisions of the Amended and Restated Certificate of Incorporation, as proposed to be approved, which is attached to this proxy statement as Appendix B.

General.  Our Board of Directors has concluded that the approval of the Amended and Restated Certificate of Incorporation is in our best interest and the interests of our stockholders.  The amendments to our existing certificate of incorporation that are implemented by the Amended and Restated Certificate of Incorporation enable us to comply with certain of our contractual obligations and enhances our ability to attract and retain qualified officers, employees, directors and consultants.

Establishment of Series A Preferred Stock.  The primary reason for adopting the Amended and Restated Certificate of Incorporation is to establish the voting powers and conversion rights of the 100,000 shares of Series A Preferred Stock that were issued by us pursuant to the acquisition agreement with PostInk Technology, LP, and the relative powers of our common stock.  In the acquisition agreement with PostInk, we agreed, among other things, to issue to PostInk 100,000 shares of “Series A Preferred Stock”, which was stated in the agreement to have a 750-1 conversion and voting ratio, so that each share of the Series A Preferred Stock was convertible into 750 shares of our common stock, with an equal number of votes.  After closing, the shares of Series A Preferred Stock were distributed to RSIV, LLC, which is controlled by Mr. Chaney and Mr. Rapp.

Under Delaware law, separate classes and series of capital stock may have such voting powers and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as are stated and expressed in the issuer’s certificate of incorporation or of any amendment thereto, or in the resolution or resolutions providing for the issue of such stock adopted by the issuer’s board of directors pursuant to authority expressly vested in it by the provisions of its certificate of incorporation.  We did not file an amendment to our certificate of incorporation providing for the voting powers, designations, preferences and rights of the Series A Preferred Stock, and our certificate of incorporation does not currently provide for establishing such rights in a resolution adopted by our Board of Directors.  As a result, the outstanding shares of Series A Preferred Stock currently do not have any of the voting powers and conversion rights described in the acquisition agreement with PostInk.

Article V of the Amended and Restated Certificate of Incorporation establishes the voting powers and conversion rights of the Series A Preferred Stock, as described in the acquisition agreement, except that RSIV, LLC, as the sole holder of the shares of Series A Preferred Stock, has agreed that each share of the Series A Preferred Stock will be convertible into only one share of our common stock, rather than 750, but will have votes equal to 750 shares of common stock.  If our stockholders do not approve the Amended and Restated Certificate of Incorporation, and the powers and rights of the Series A Preferred Stock is not established, we could be considered to be in breach of our acquisition agreement with PostInk.

“Blank Check” Preferred Stock.  Our current certificate of incorporation authorizes 1,000,000 shares of “series A preferred stock.”  However, we have only issued 100,000 shares of such series of preferred stock.  As a result, we have 900,000 shares of Series A Preferred Stock available for future issuance.  We do not anticipate ever issuing additional shares of that series of preferred stock.  Article IV of the Amended and Restated Certificate of Incorporation provides for 1,000,000 shares of preferred stock, but only 100,000 shares designated as Series A Preferred Stock.  Our Board of Directors believes that it is in the best interests of our stockholders to limit the number of authorized shares of Series A Preferred Stock to the 100,000 shares currently outstanding, with the remaining 900,000 shares of preferred stock remaining undesignated.  This will give our Board of Directors more flexibility in using additional series of our preferred stock, with powers and rights determined at the time of issuance, to raise additional capital or otherwise benefit our business.

The Amended and Restated Certificate of Incorporation also provides for what is known as “blank check” preferred stock.  Blank check preferred stock is the common name for preferred stock that can be established by the resolution or resolutions providing for the issue of such stock adopted by the issuer’s board of directors pursuant to authority expressly vested in it by the provisions of its certificate of incorporation, as discussed above.  If the Amended and Restated Certificate of Incorporation is adopted by our stockholders, our Board of Directors will have the power to establish the dividend rates, preferential payments on any liquidation, voting rights, redemption and conversion terms and privileges for any series of our preferred stock. The availability of this type of preferred stock will enable our Board of Directors, without further stockholder approval, to issue shares of new series of preferred stock as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, and other corporate purposes, that our Board of Directors believe will benefit our stockholders.  For public companies, it is often not practical to wait for the process of obtaining stockholder approval before entering into transactions that would require the issuance of preferred stock.

One of the effects of the blank check preferred stock authorized by the Amend and Restated Certificate of Incorporation might be to enable our Board of Directors to render it more difficult to, or discourage an attempt to, obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management.  Our Board of Directors would, unless prohibited by applicable law, have additional shares of preferred stock available to effect transactions (such as private placements) in which the number of our outstanding shares would be increased, and would thereby dilute the interest of any party attempting to gain control of us.  Such action could discourage an acquisition of us that stockholders might view as desirable.

While the Amended and Restated Certificate of Incorporation may have anti-takeover ramifications, our Board of Directors believes that the financial flexibility offered by the Amended and Restricted Certificate of Incorporation outweighs any disadvantages.  To the extent that the Amended and Restated Certificate of Incorporation may have anti-takeover effects, that may encourage persons seeking to acquire us to negotiate directly with our Board of Directors, and thereby enable our Board of Directors to consider the proposed transaction in a manner that best serves the interests of our stockholders.

Bylaws.  Section 109 of the Delaware General Corporation Law provides that the power to adopt, amend or repeal the bylaws of a corporation will be in the stockholders entitled to vote; provided, however, any corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors.  Our current certificate of incorporation does not confer such power upon our Board of Directors.  As a result, any changes to our bylaws must be put to a vote of our stockholders.  We believe that, as a public company, the process of obtaining stockholder approval for even minor amendments to our bylaws would be cumbersome.  Article VI of the Amended and Restated Certificate of Incorporation confers the poser to adopt, amend or repeal our bylaws upon our Board of Directors.

Limitation of Personal Liability; Indemnification.  Article VII of the Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, our directors will not be personally liable to us or our stockholders for monetary damages for a breach of fiduciary duty.  Under the current Delaware General Corporation Law, this limitation of liability does not eliminate or limit the liability of a director: (i) For any breach of the director's duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payment of dividends or stock redemption; or (iv) for any transaction from which the director derived an improper personal benefit.

Article VII of the Amended and Restated Certificate of Incorporation also provides that we will have the power to indemnify, to the extent permitted by the Delaware General Corporation Law, as it presently exists or may hereafter be amended from time to time, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was our director, officer, employee or agent against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such proceeding.  We have entered into indemnification agreements with our directors and executive officers under which we are required to provide such indemnification.

We believe that inclusion of Article VII of the Amended and Restated Certificate of Incorporation will make it more likely that we will be able to attract and retain directors, officers and other employees to serve in capacities with us that could lead to personal liability.  Without the provisions included in Article VII, we could find it difficult to attract such individuals, especially outside directors.

Q:           What are the interests of our officers and directors in the Amended and Restated Certificate of Incorporation?

A:           Russell D. Chaney and J. Shane Rapp, our sole directors and executive officers, control RSIV, LLC, the holder of all of the outstanding shares of our Series A Preferred Stock.  The shares of Series A Preferred Stock held by RSIV will not have any voting powers or conversion rights unless the Amended and Restated Certificate of Incorporation becomes effective.  After such effectiveness, Mr. Chaney and Mr. Rapp will have beneficial ownership of 100,000 shares of our common stock, and will have control over 75,000,000 additional votes in matters to be voted on by our stockholders.  Because of the voting power of the Series A Preferred Stock held by RISV, Mr. Chaney and Mr. Rapp will be in a position to greatly influence the election of our board, and thus control our affairs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information as of March 31, 2009 concerning beneficial ownership of common stock held by (1) each person or entity known by us to beneficially own more than 5% of our outstanding common stock, (2) each of our directors, (3) each of our named executive officers, and (4) all of our current directors and executive officers as a group.  The information as to beneficial ownership has been furnished by our respective stockholders, directors and executive officers and, unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.  Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities.

Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.  Pursuant to the rules of the SEC, certain shares of our common stock that a beneficial owner set forth in this table has a right to acquire within 60 days of the date hereof pursuant to the exercise of options or warrants for the purchase of shares of common stock are deemed to be outstanding for the purpose of computing the percentage ownership of that owner, but are not deemed outstanding for the purpose of computing percentage ownership of any other beneficial owner shown in the table.  Percentages are calculated based on 120,323,001 shares outstanding as of March 31, 2009.  The address for the officers and directors is our corporate office located at 2010 FM 2673, Canyon Lake, Texas 78133.

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock
Russell D. Chaney Chairman of the Board and Chief Executive Officer	36,793,666(1)	30.6%
J. Shane Rapp President and Director	16,643,259(1)	13.8%
All directors and executive officers, as a group (2 persons)	52,465,935(1)	43.6%

(1)	Includes 970,990 shares held by RSIV, LLC, which is controlled by Mr. Chaney and Mr. Rapp.

Change in Control Transactions

Effective April 25, 2008, we entered into an acquisition agreement with PostInk Technology, LP, under which we issued 25,000,005 shares of our common stock and warrants to purchase 75,000,000 shares of our common stock to PostInk in exchange for 100% of the ownership interests in PostInk.  In connection with the acquisition agreement, we also cancelled 29,388,750 shares of our then outstanding shares of common stock.  The acquisition agreement also provided for us to issue 100,000 shares of our Series A Preferred Stock to PostInk.  The shares of common stock and warrants issued pursuant to the acquisition agreement were distributed to the owners of PostInk.  As a result of the exchange made pursuant to the acquisition agreement, the owners of PostInk received approximately 61.9% of the issued and outstanding shares of our common stock.   Also pursuant to that agreement, Russell D. Chaney and J. Shane Rapp, principals of PostInk, became our sole officers and directors.

Pursuant to the acquisition agreement with PostInk, we purportedly issued 100,000 shares of our Series A Preferred Stock to PostInk.  The Series A Preferred Stock was distributed to RSIV, LLC, the former general partner of PostInk, which is controlled by Mr. Chaney and Mr. Rapp.  The acquisition agreement stated that the Series A Preferred Stock had a 750 to one conversion and voting ratio, so that each share of our Series A Preferred Stock would convert into 750 shares of our common stock and would have 750 votes in matters voted upon by the holders of our common stock.  However, at the time we closed the transactions contemplated under the acquisition agreement, the terms of our Series A Preferred Stock had not been designated in our certificate of incorporation, as required by Delaware law.  As a result, the Series A Preferred Stock currently have no conversion or voting rights.  Our board of directors is recommending approval of the Amended and Restated Certificate of Incorporation, in part, to provide for conversion and voting rights for the Series A Preferred Stock.  Upon approval of the Amended and Restated Certificate of Incorporation, Mr. Chaney and Mr. Rapp will have beneficial ownership of an additional 100,000 shares of our common stock, and 75,000,000 additional votes in any matter requiring the vote of our stockholders.

In November 2008, the former owners of PostInk exercised their warrants, using a cashless exercise feature, which resulting in the issuance of an additional 74,423,069 shares of our common stock.  As a result of the exercise of the warrants, the former owners of PostInk now own approximately 82.6% of the issued and outstanding shares of our common stock.

EXECUTIVE OFFICERS

Executive Officers

Our executive officers and their ages and positions as of May 15, 2009 are as follows:

Name	Age	Position
Russell D. Chaney	47	Chief Executive Officer
J. Shane Rapp	33	President, Corporate Secretary and Treasurer

Russell D. Chaney has served as our Chairman of the Board and Chief Executive Officer since April 2008.  Mr. Chaney also currently serves as our Chief Financial Officer.  Prior to joining us, Mr. Chaney served as co-founder and Chief Executive Officer of PostInk Technology, LP from March 2003 until April 2008.  Prior to founding PostInk Technology, Mr. Chaney worked with eBay, Inc. from March 2003 until March 2004, serving the eBay Motors and CARad.com division, as well as Dean of Education for the eBay Motors University.  Before joining eBay, Mr. Chaney served as co-founder and Chief Executive Officer of CARad.com until its acquisition by eBay in March 2003.  From 1997 to 2000, Mr. Chaney worked with Collins Industries, Inc., serving as a Regional Business Development Manager for the Wheeled Coach Ambulance Manufacturing Division.  Mr. Chaney started his career in Public Safety in 1983 as a volunteer Emergency Medical Technician with the Canyon Lake Volunteer Fire and EMS.  Mr. Chaney completed his law enforcement training with San Antonio College in 1989 and immediately began serving as a Deputy Constable, where he continues to serve currently.  Mr. Chaney received a Bachelor of Science Degree - Criminal Justice from Southwest Texas State University.

J. Shane Rapp has served as our President and Corporate Secretary since April 2008.  Prior to joining us, Mr. Rapp served as co-founder and President of PostInk Technology, LP from March 2003 until April 2008.  Prior to joining PostInk Technology, Mr. Rapp served as co-founder and President of CARad.com from January 2000 until March 2003, where he managed CARad.com's Texas office and its employees.  After CARad.com was acquired by eBay, Inc. in March 2003, Mr. Rapp served eBay's Automobile Dealers and Software Developers as an instrumental liaison.  Mr. Rapp graduated from the San Antonio Police Academy in 1997.  He then began serving as a Deputy Constable for Comal County, Texas.  Mr. Rapp furthered his law enforcement education by obtaining a Texas Communications Officers Certification and a Texas Communications Officers Supervisors Certification.  In 2004, Mr. Rapp was elected to the position of Constable for Precinct #4 in Comal County, Texas.  Mr. Rapp continues to serve in that position.

There are no family relationships among any of our directors or executive officers.

Executive Compensation

The following table sets forth certain information with respect to compensation for the years ended December 31, 2008 and 2007 paid to our chief executive officer and our other most highly compensated executive officers as of December 31, 2008.  In this proxy statement, we refer to these individuals as our named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	NonEquity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Krystal Rocha (1)	2008	---	--	--	--	--	--	--	--
CEO	2007	---	--	--	--	--	--	--	--
Russell Chaney(2)	2008	85,000	--	--	--	--	--	--	85,000
CEO
J. Shane Rapp(3)	2008	49,573	--	--	--	--	--	--	49,573
President
(1)	Ms. Rocha resigned as our sole officer and director in April 2008.
(2)	Mr. Chaney became our Chief Executive Officer in April 2008.
(3)	Mr. Rapp became our President in April 2008.

Employment Contracts, Termination of Employment and Change in Control

In April 2008, when we completed the transaction with PostInk Technology, LP, in which PostInk became our wholly-owed subsidiary, we assumed the obligations of PostInk under existing employment agreements with Russell D. Chaney, our new Chief Executive Officer, and J. Shane Rapp, our new President.  In April 2009, we entered into amended and restated employment agreements with Mr. Chaney and Mr. Rapp, described below, primarily to clarify that Mr. Chaney and Mr. Rapp will continue as employees of Copsync, and not PostInk, and to clarify certain other terms of the employment agreements.  Pursuant to the amended and restated employment agreements, Mr. Chaney and Mr. Rapp agreed to forgo grants of nonqualified options and shares of restricted stock described in the original employment agreements with PostInk.  We expect that Mr. Chaney and Mr. Rapp will receive new grants of options and shares of restricted stock under the 2009 Stock Option Plan, subject to approval of the 2009 Stock Option Plan by the stockholders, but the terms of those grants have not been determined.

Under an employment agreement dated April 29, 2009, we agreed to employ Mr. Chaney as our Chief Executive Officer at a base salary of not less than $160,000, which may not be reduced without Mr. Chaney’s consent.  Mr. Chaney is also eligible for discretionary bonuses and other incentives, including stock incentives, as determined by our board of directors.  Under the agreement, we must provide Mr. Rapp with a term life insurance policy in the amount of $350,000, payable to beneficiaries designated by Mr. Chaney, and match his contributions to our 401(k) plan at 100%.  The employment agreement has an initial term through December 31, 2015, with successive one-year renewal terms unless either party gives 30 days prior notice to the contrary.  If we terminate Mr. Chaney for any reason other than for “cause” or Mr. Chaney terminates his employment for “good reason”, as such terms are defined in the employment agreement, prior to the end of the initial term or any renewal term, Mr. Chaney is entitled to a lump sum payment equal to the lesser of 200% of the remaining base salary for the initial term or renewal term, as the case may be, or $1,500,000.  In the event we experience a change in control Mr. Chaney may terminate his employment agreement for “good reason”.  Additionally, Mr. Chaney has agreed to return all confidential information to us upon his termination, and to not solicit our customers or employees or compete with us for two years after the termination of his employment.  Mr. Chaney has voluntarily agreed to accept a reduced salary of $120,000, and to forgo 401(k) matching and life insurance coverage, until we become profitable or we raise sufficient funding to sustain us as a going concern.

Under an employment agreement dated April 29, 2009, we agreed to employ Mr. Rapp as our President, Secretary and Treasurer at a base salary of not less than $115,000 through April 1, 2010, at which point Mr. Rapp’s base salary increases to not less than $130,000, which may not be reduced without Mr. Rapp’s consent. Mr. Rapp is also eligible for discretionary bonuses and other incentives, including stock incentives, as determined by our board of directors.  Under the agreement, we must provide Mr. Rapp with a term life insurance policy in the amount of $350,000, payable to beneficiaries designated by Mr. Rapp, and match his contributions to our 401(k) plan at 100%.  The employment agreement has an initial term through December 31, 2015, with successive one-year renewal terms unless either party gives 30 days prior notice to the contrary. If we terminate Mr. Rapp for any reason other than for “cause” or Mr. Rapp terminates his employment for “good reason”, as such terms are defined in the employment agreement, prior to the end of the initial term or any renewal term, Mr. Rapp is entitled to a lump sum payment equal to the lesser of 200% of the remaining base salary for the initial term or renewal term, as the case may be, or $1,500,000.  In the event we experience a change in control Mr. Rapp may terminate his employment agreement for “good reason”.  Additionally, Mr. Rapp has agreed to return all confidential information to us upon his termination, and to not solicit our customers or employees or compete with us for two years after the termination of his employment.  Mr. Rapp has voluntarily agreed to accept a reduced salary of $70,000, and to forgo 401(k) matching and life insurance coverage, until we become profitable or we raise sufficient funding to sustain us as a going concern.

Stock Option Grants

We did not grant any stock options to any of the named executive officers in the fiscal year ended December 31, 2008.  We have never granted any stock appreciation rights.

Fiscal Year End Option Values

The named executive officers do not hold any stock options and did not exercise any stock options in the fiscal year ended December 31, 2008.

401(k) Plan

We offer a tax qualified defined contribution 401(k) Profit Sharing Plan that covers all full time employees who are not covered by a collective bargaining agreement.  Our employees are eligible to participate in the plan following one year of service.  We made no matching contributions to participants in 2008.  Expenses relating to the 401(k) plan were approximately $740.00 for the fiscal year ended December 31, 2008.

Equity Compensation Plan Information

The following table sets forth certain information about our common stock that may be issued upon the exercise of options, warrants and rights under all of the our compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Issuance Under Equity Compensation Plan (excluding securities reflected in column (a))
Equity Compensation Plans approved by security holders:	(a)	(b)	(c)
None	0	0	0

Equity Compensation Plans not approved by security holders:
2009 Stock Incentive Plan(1)	10,000,000	0	10,000,000
TOTAL	10,000,000		10,000,000

(1)	See “What is a general description of the principal terms of the 2009 Stock Incentive Plan?” above.

RELATED PARTY TRANSACTIONS

We have adopted a policy requiring that any material transaction between us and persons or entities affiliated with our officers, directors or principal stockholders be on terms no less favorable to us than reasonably could have been obtained in arms’ length transactions with independent third parties.

PostInk Acquisition Agreement

Effective April 25, 2008, we entered into an acquisition agreement with PostInk Technology, LP, under which we issued 25,000,005 shares of our common stock and warrants to purchase 75,000,000 shares of our common stock to PostInk in exchange for 100% of the ownership interests in PostInk.  In connection with the acquisition agreement, we also cancelled 29,388,750 shares of our then outstanding shares of common stock.  The acquisition agreement also provided for us to issue 100,000 shares of our Series A Preferred Stock to PostInk.  The shares of common stock and warrants issued pursuant to the acquisition agreement were distributed to the owners of PostInk.  As a result of the exchange made pursuant to the acquisition agreement, the owners of PostInk received approximately 61.9% of the issued and outstanding shares of our common stock.  Russell D. Chaney and J. Shane Rapp, who are our sole officers and directors, are the managing members of RSIV, LLC, which was the sole general partner of PostInk.

Pursuant to the acquisition agreement with PostInk, we purportedly issued 100,000 shares of our Series A Preferred Stock to PostInk.  The Series A Preferred Stock was distributed to RSIV, LLC.  The acquisition agreement stated that the Series A Preferred Stock had a 750 to one conversion and voting ratio, so that each share of our Series A Preferred Stock would convert into 750 shares of our common stock and would have 750 votes in matters voted upon by the holders of our common stock.  However, at the time we closed the transactions contemplated under the acquisition agreement, the terms of our Series A Preferred Stock had not been designated in our certificate of incorporation, as required by Delaware law.  As a result, the Series A Preferred Stock currently have no conversion or voting rights.  Upon approval of the Amended and Restated Certificate of Incorporation, the Series A Preferred Stock held by RSIV, LLC become convertible into 100,000 shares of our common stock, and will have 75,000,000 votes in any matter requiring the vote of our stockholders.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and the persons who beneficially own more than ten percent (10%) of our common stock to file reports of ownership and changes in ownership with the SEC on a timely basis.  Such persons are required by the SEC regulations to furnish us with copies of those reports.  Based solely on the reports furnished to us and our internal records, we have determined that the Section 16(a) filing requirements applicable to the following directors, officers and greater than ten percent beneficial owners were not satisfied on a timely basis: Russell D. Chaney and J. Shane Rapp, our sole executive officers and directors, and the only beneficial owners of over ten percent of our common stock, have not filed reports of ownership or changes in ownership with the SEC.

FEES PAID TO THE INDEPENDENT AUDITORS

For the fiscal year ended December 31, 2008, Chisholm, Bierwolf, Nilson & Morrill, LLC billed the approximate fees set forth below:

Audit Fees

Fees for audit services totaled approximately $22,500 for the year ended December 31, 2008 and approximately $25,000 for the year ended December 31, 2007, including fees associated with the annual audit and reviews of our quarterly reports on Form 10-Q.

All Other Fees

There were no other fees, including audit-related fees or tax fees, for the year ended December 31, 2008 or for the year ended December 31, 2007.

We do not expect representatives of Chisholm, Bierwolf, Nilson & Morrill, LLC to be present at the Annual Meeting.

OTHER BUSINESS TO BE TRANSACTED

As of the date of this proxy statement, the Board of Directors knows of no other business that may come before the Annual Meeting.  If any other business is properly brought before the annual meeting, it is the intention of the proxy holders to vote or act in accordance with their best judgment with respect to such matters.

COPSYNC, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 22, 2009

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned stockholder of Copsync, Inc. (the "Company") hereby appoints Russell D. Chaney and J. Shane Rapp, or either of them, with full power of substitution, as proxies to cast all votes, as designated below, which the undersigned stockholder is entitled to cast at the 2009 Annual Meeting of Stockholders to be held on Monday, June 22, 2009, at 6:00 p.m. (local time) at the Texas Sage Convention Room, T Bar M Resort and Conference Center, 2549 Highway 46 W., New Braunfels, Texas  78132 upon the following matters and any other matter as may properly come before the 2009 Annual Meeting of Stockholders or any adjournments thereof.

1.	Election of two directors to serve on the Board of Directors:

Russell D. Chaney
J. Shane Rapp

☐	FOR all the nominees listed above (except as marked to the contrary below).

☐	WITHHOLD AUTHORITY to vote for all the nominees listed above.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

______________________________________________________________________________

2.	Proposal to approve and adopt the 2009 Stock Incentive Plan.

☐           FOR                      ☐           AGAINST                                ☐           ABSTAIN

3.           Proposal to approve the Amended and Restated Certificate of Incorporation:

☐           FOR                      ☐           AGAINST                                ☐           ABSTAIN

______________________________________________________________________________
                                             (continued and to be dated and signed on reverse side.)

(continued from other side)

This proxy, when properly executed, will be voted as directed by the undersigned stockholder and in accordance with the best judgment of the proxies as to other matters.  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2 IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES AS TO OTHER MATTERS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.

The undersigned hereby acknowledges prior receipt of the notice of Annual Meeting of Stockholders and proxy statement dated ___________, 2009 and the Annual Report on Form10-K for the fiscal year ended December 31, 2008, and hereby revokes any proxy or proxies heretofore given.  This Proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the 2009 Annual Meeting of Stockholders and voting in person.

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

Date: ______________________, 2009.

____________________________________________
Signature of Stockholder or Authorized Representative

Please date and sign exactly as name
appears hereon.  Each executor,
administrator, trustee, guardian,
attorney-in-fact and other fiduciary
should sign and indicate his or her
full title.  In the case of stock
ownership in the name of two or more
persons, all persons should sign.

☐           I PLAN TO ATTEND THE JUNE 22, 2009 ANNUAL STOCKHOLDERS MEETING

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE MEETING.  IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.